UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Dextera Surgical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2017, Dextera Surgical Inc. received from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) a letter notifying Dextera that its stockholders’ equity reported in its Annual Report on Form 10-K for the period ended June 30, 2017, was less than $2.5 million, the minimum required by the continued listing requirements of Nasdaq listing Rule 5550(b). At that time, Dextera’s stockholders’ equity was reported at $(8.4) million.

As provided in the Nasdaq rules, unless Dextera requests an appeal of the Staff’s determination, trading in Dextera’s common stock will be suspended at the opening of business on October 26, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove Dextera’s common stock from listing and registration on Nasdaq. Due to the amount of Dextera’s stockholders’ deficit, the prospects for regaining compliance and the cost of the appeals process, Dextera does not intend to submit an appeal of the Staff’s determination, and so expects that trading in its common stock on Nasdaq will be suspended on October 26, 2017. Dextera has applied to the OTC Markets Group for a listing of its common stock on the OTCQB Venture Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dextera Surgical Inc.

Date: October 18, 2017	/s/ Robert Y. Newell
Robert Y. Newell Chief Financial Officer